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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-13891) of The Todd-AO Corporation on Form S-1 of our report dated August 23, 1996 appearing in the prospectus which is part of this Registration Statement and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of The Todd-AO Corporation, listed in Item 16. The financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                              By             /s/ DELOITTE & TOUCHE LLP
                                    -------------------------------------------
                                               Deloitte & Touche LLP
                                              Los Angeles, California

October 23, 1996